Exhibit 99.1

Skillsoft Completes Reverse Stock Split

DENVER -- September 29, 2023 -- Skillsoft (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced that it has completed the previously announced reverse stock split of its common stock at a ratio of 1-for-20. The reverse stock split became effective at 5:00 p.m. Eastern Time today, and the Company’s common stock will begin trading on a split-adjusted basis at the market open on October 2, 2023.

By increasing the per-share price of the Company’s common stock, the reverse stock split is intended to make Skillsoft more attractive to a broader group of institutional investors and, in turn, maintain our New York Stock Exchange listing and increase the stability of the common stock price and enhance trading liquidity through the entry of new buyers.

As a result of the reverse stock split, every 20 shares of Skillsoft’s issued and outstanding common stock were automatically combined into one issued and outstanding share of Skillsoft common stock, without any change in the par value per share. The reverse stock split affects all stockholders uniformly, and it does not affect any stockholder's ownership percentage of the Company’s shares, with the exception of those stockholders receiving cash in lieu of fractional shares.

Stockholders owning shares of the Company’s common stock via a bank, broker, or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to such intermediary’s particular processes.

Skillsoft’s common stock will continue trading on the New York Stock Exchange under the symbol “SKIL”, and the CUSIP number for the Company’s common stock following the reverse stock split is 83066P309. The Company’s public warrants, with a split-adjusted exercise price, will continue to trade on the New York Stock Exchange under the symbol “SKIL.WS”.

Additional information about the reverse stock split can be found in Skillsoft’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 29, 2023 and September 19, 2023, respectively, and Skillsoft’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 26, 2023.

About Skillsoft

Skillsoft (NYSE: SKIL) delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills – they grow a more capable, adaptive and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class technology and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential. Learn more at www.skillsoft.com.

Cautionary Notes Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of applicable securities laws, which are statements that are not historical facts, including statements that relate to possible effects of the reverse stock split. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Factors that could cause such differences can be found in our Form 10-K for the year ended January 31, 2023, as well as our subsequent reports on Form 10-Q and other SEC filings. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We assume no obligation to update these forward-looking statements.

Investors and Media

Chad W. Lyne

SVP, Strategic Finance & Investor Relations Officer

chad.lyne@skillsoft.com